Exhibit 23.6

CONSENT OF SOLA PROJECT SERVICES, LLC

We consent to the use of our name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “S-K 1300 Technical Report Summary, Dewey Burdock Project, South Dakota, USA” dated January 6, 2025 and effective October 8, 2024, that we prepared, which was filed as an Exhibit to enCore Energy Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 16, 2025, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on March 3, 2025;

(ii)

the technical report summary entitled “S-K 1300 Technical Report Summary for the Alta Mesa Uranium Project, Brooks County, Texas, USA” dated February 19, 2025 and effective December 31, 2024, that we prepared, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2025, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on March 3, 2025; and

(iii)

the technical report summary entitled “S-K 1300 Initial Assessment Technical Report Summary for the Mesteña Grande Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated February 19, 2025 and effective December 31, 2024, that we prepared, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2025, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on March 3, 2025.

We consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-3 dated October 10, 2025, and any amendments or supplements thereto.

Date: October 10, 2025

SOLA Project Services, LLC

By:	/s/ Stuart Bryan Soliz
Name:	Stuart Bryan Soliz
Title:	Partner